UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                               UNILAB CORPORATION
             (Exact Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and 0-11
        1)  Title of each class of securities  to which  transaction  applies:
        2)  Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)  Proposed maximum aggregate value of transaction:
        5)  Total fee paid:
[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:
        2)  Form, Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:


================================================================================

                                   [OPTIONAL]

                               UNILAB CORPORATION
                               18448 Oxnard Street
                                Tarzana, CA 91356
                                                                May 15, 2002


Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Tuesday, June 11, 2002, at 1:00 p.m., Pacific Daylight Time, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, CA 91367. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its directors, and to answer any questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing the Company's operations for the year ended December 31, 2001 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                                          Very truly yours,

                                          UNILAB CORPORATION



                                          ROBERT E. WHALEN
                                          Chairman

================================================================================

                               UNILAB CORPORATION
                               18448 Oxnard Street
                                Tarzana, CA 91356

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 11, 2002

To the Shareholders of Unilab Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of UNILAB CORPORATION (the "Company"), a Delaware corporation, will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, CA 91367, on Tuesday, June 11, 2002, at 1:00 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

     1. To elect five (5) directors to serve on the Board of Directors until the next Annual Meeting of Shareholders (Proposal No. 1);
     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2002 (Proposal No. 2); and
     3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 9, 2002, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All holders of record as of May 9, 2002 are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 2001 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                            By Order of the Board of Directors,



                                            DAVID W. GEE
                                            Secretary

Tarzana, California
May 15, 2002

================================================================================


                               UNILAB CORPORATION
                               18448 Oxnard Street
                                Tarzana, CA 91356
                                -----------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 11, 2002
                           ---------------------------



                 INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and accompanying Annual Report to Shareholders, Notice of Annual Meeting and proxy card are being furnished to the shareholders of Unilab Corporation, a Delaware corporation (the "Company"), in connection with the Board of Directors' solicitation of proxies for use at the Company's 2002 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment or postponement thereof.

These proxy materials are being mailed on or about May 15, 2002, to shareholders of record at the close of business on May 9, 2002, the record date for the meeting. This solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company.

Purpose of Annual Meeting

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of directors and ratification of the Company's independent accountants. In addition, management will report on the performance of the Company during the 2001 fiscal year and respond to questions from shareholders.

Time and Place of Meeting

The Annual Meeting will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, CA 91367 on Tuesday, June 11, 2002, at 1:00 p.m. Pacific Daylight Time.

Meeting Attendance

All shareholders of record as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 12:00 p.m., and the meeting will begin at 1:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Quorum and Shares Outstanding

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Company's Common Stock outstanding as of the record date will constitute a quorum. At the close of business on May 9, 2002, there were 33,497,513 shares of Common Stock outstanding and entitled to vote. Thus, the presence, in person or by proxy, of at least 16,748,757 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting Procedures

Only shareholders of record as of the record date are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments thereof.

Each share of the Company's Common Stock outstanding as of the record date will be entitled to one vote on each matter properly presented at the meeting.

The two persons named as proxies on the enclosed proxy card, Robert E. Whalen and Brian D. Urban, were designated by the Board of Directors. If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy card form from the institution that holds their shares.

All properly executed proxies will be voted (except to the extent that you have withheld authority to vote). Where you have specified a choice as provided in the proxy card, the proxy will be voted in accordance with that specification. Proxies submitted without specification, however, will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors and FOR Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as independent accountants for the Company.

If a quorum is present at the Annual Meeting: (i) the five (5) nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors and (ii) Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as independent accountants for the Company will be approved if a majority of votes are cast in favor of the proposal by the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes can have the effect of preventing approval of Proposal No. 2, where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the required quorum.

Revocability of Proxies

You may revoke your proxy prior to its exercise at the meeting by providing written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Please note that such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The principal executive office of the Company, and where written notice to the Secretary may be sent, is 18448 Oxnard Street, Tarzana, CA 91356.


Recent Developments - Merger with Quest Diagnostics

         On April 2, 2002, the Company entered into a definitive merger agreement (the "Merger Agreement") with Quest Diagnostics Incorporated providing for the acquisition by Quest Diagnostics of all of the outstanding capital stock of the Company in a two-step transaction. Pursuant to the terms of the agreement, Quest Diagnostics and a wholly-owned subsidiary have agreed to commence a tender offer (the "Tender Offer") pursuant to which Quest Diagnostics will offer to purchase each issued and outstanding share of common stock of the Company for either, at the election of the holder thereof, (i) a net amount of $26.50 in cash or (ii) .3256 of a share of Quest Diagnostics common stock. The cash received by holders of common stock in the Tender Offer will be subject to proration in the event that holders of more than 30% of the shares of Company common stock outstanding at the closing of the Tender Offer elect to receive cash.

Following consummation of the Tender Offer, the Company will merge with and into the subsidiary of Quest Diagnostics. In the merger, each share of Company common stock which was not purchased by Quest Diagnostics pursuant to the Tender Offer and which remains outstanding will be converted into .3256 of a share of Quest Diagnostics common stock. Following consummation of the merger, the separate legal existence of the Company shall cease, and the combined company will continue as a wholly-owned subsidiary of Quest Diagnostics.

In connection with the Merger Agreement, the Company's two significant shareholders which are affiliates of Kelso & Company, L.P. entered into a shareholders agreement with the Company and Quest Diagnostics. Pursuant to the shareholders agreement, the Kelso shareholders agreed to tender their respective shares of Company common stock in the Tender Offer and vote their shares in favor of the merger. Under certain circumstances, if the Merger Agreement is terminated, the Kelso shareholders have agreed to sell their shares to Quest Diagnostics.

The Tender Offer and subsequent merger are subject to a number of customary conditions, including the receipt of all necessary regulatory and shareholder approvals. The Company anticipates that the Tender Offer will be commenced by Quest Diagnostics in May 2002.

You are not being asked to take any action with respect to the proposed transaction with Quest Diagnostics at this time. The materials accompanying this proxy statement relate solely to matters to be considered at the Company's annual meeting scheduled to take place on June 11, 2002. When the Tender Offer is commenced, you will receive separate materials from Quest Diagnostics and the Company containing important information about the proposed transaction with Quest Diagnostics, and instructing you how to tender your shares of Company common stock, should you choose to do so. Do not tender your shares in response to this proxy statement.

Quest Diagnostics intends to file a registration statement on Form S-4 and a Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the Securities and Exchange Commission in connection with the proposed transaction. Quest Diagnostics and the Company expect to mail a prospectus, which is part of the registration statement, and the Solicitation/Recommendation Statement and related exchange offer materials, including a letter of election and transmittal, to the Company's shareholders upon commencement of the Tender Offer. Those documents will contain important information about the transactions and should be read before making any decision with respect to the Tender Offer. Investors and shareholders will be able to obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at www.sec.gov. When available, free copies of these documents may also be obtained from Quest Diagnostics at One Malcolm Avenue, Teterboro, New Jersey 07608, or from the Company, by directing a request to 18448 Oxnard Street, Tarzana, California 91356.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees for Director

Five directors are to be elected at the Annual Meeting. The names and certain information concerning the persons nominated by the Board of Directors for election at the Annual Meeting are set forth below, all of whom are presently directors of the Company. Each person elected as a director will serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                      OF EACH OF THE NOMINEES NAMED BELOW.

Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless you withhold authority to vote for a particular director or directors in the proxy. All nominees have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Proxies may not be voted for more than five (5) nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors:

Name                                 Age              Has Been a Director Since
----                                 ---              -------------------------
Robert E. Whalen                     59                     November 1999
Michael B. Goldberg                  55                     November 1999
Walker Lewis                         57                        May 2001
James R. Maher                       52                        May 2001
David I. Wahrhaftig                  45                     November 1999

Set forth below is the principal occupation of, and certain other information regarding, the five nominees.

Robert E. Whalen was appointed President, Chief Executive Officer and a director of the Company in November 1999. He was elected Chairman of the Board in November 2000. From May 1997 to September 1999, Mr. Whalen served as Executive Vice President and, from September 1998 to September 1999, as Chief Operating Officer of Scripps's Clinic, a 320-physician multi-specialty medical group located in Southern California.

Michael B. Goldberg has been a Managing Director of Kelso & Company, L.P. since October 1991 and became a director of the Company in November 1999. Mr. Goldberg is a director of Endo Pharmaceuticals, Inc.

Walker Lewis is the Chairman of Devon Partners and its subsidiary, Devon Value Advisers, and became a director of the Company in May 2001. Mr. Lewis is currently a Director of American Management Systems, Scientific Games, Everyday Convenience Stores, Mrs. Fields Brands, Owens Corning and serves as Chairman of Applied Predictive Technologies and London Fog Industries.

James R. Maher has been a partner at Park Avenue Equity Partners, L. P. since 2001 and became a director of the Company in May 2001. Mr. Maher served as President of MacAndrews & Forbes Holdings Inc., a diversified holding company from 1998 to 2000 and as President and Chief Executive Officer of Mafco Consolidated Group Inc. from 1995 to 2000. Mr. Maher is also a director of Panavision, Inc.

David I. Wahrhaftig has been a Managing Director of Kelso & Company, L.P. since April 1998. Mr. Wahrhaftig has been affiliated with Kelso & Company since 1987, and became a director of the Company in November 1999. Mr. Wahrhaftig also serves as a director of Endo Pharmaceuticals, Inc.

Board Meetings and Committees

The Board of Directors held a total of four (4) meetings and took action by written consent fourteen (14) times during the fiscal year ended December 31, 2001. All directors attended 75% or more of the aggregate number of board meetings and committee meetings of which they were a member. The Board of Directors has a Compensation Committee and an Audit Committee.

The Compensation Committee is composed of Messrs. Maher and Lewis. The Compensation Committee has the authority to evaluate the Company's compensation policies, determine the Company's executive compensation policies and guidelines and administer the Company's stock option and compensation plans. The Compensation Committee held one meeting during fiscal year 2001.

The Audit Committee is composed of Messrs. Maher, Lewis, and Wahrhaftig. Mr. Wahrhaftig is Chairman of the Audit Committee. Each of Messrs. Maher and Lewis meet the independence requirements under the current National Association of Securities Dealers ("NASD") listing standards. In addition, the Board of Directors determined in accordance with Section 4350(d)(2)(B) of NASD's listing standards to appoint Mr. Wahrhaftig to the Audit Committee, which standards allow one non-independent director to serve on the Audit Committee under exceptional and limited standards. Mr. Wahrhaftig is a Managing Director of Kelso & Company, L.P., an affiliate of the Company. The determination to appoint Mr. Wahrhaftig to the Audit Committee was made with the belief that his membership on the committee is In the best interests of the Company and its shareholders due to his service on the Board of Directors since November 1999, his accounting experience, and his extensive business and financial expertise and background and familiarity with the Company's accounting practices. The Audit Committee has the following responsibilities: (a) recommending the engagement of independent accountants to audit the Company's financial statements; (b) discussing the scope and results of the audit with the Company's independent accountants; (c) reviewing the functions of the Company's management and independent accountants pertaining to the Company's financial statements; and (d) performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors. The Audit Committee held a total of 3 meetings during fiscal year 2001.

The Board of Directors does not have a Nominating Committee.

Director Compensation

Our directors who are Unilab executive officers or associated with Kelso do not receive any compensation for sitting on the Board.

During fiscal year 2001, non-employee directors of the Company received a $25,000 annual retainer paid in a lump sum and an annual option to purchase 10,000 shares of the Company's Common Stock. These options were granted with a per share exercise price equal to the fair market value of our common stock on the date of grant and were fully vested at the time of grant.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth information about beneficial ownership of the Company's Common Stock on April 26, 2002, by: (a) each named executive officer listed in the Summary Compensation Table below; (b) each of our directors; (c) each person known to us to be the beneficial owner of more than 5% of the Company's Common Stock; and (d) all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o Unilab Corporation,18448 Oxnard Street, Tarzana, California 91356.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We have based the Company's calculation of the percentage of beneficial ownership on 33,497,513 shares of Common Stock outstanding on April 26, 2002. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                        Common Stock
                                                        ------------

                                                  Number of    Percent of Shares
 Shareholder                                       Shares        Outstanding
 -------------------------------------------------------------------------------
Beneficial owners of more than 5%:
  Kelso Investment Associates VI, L.P.(1)          11,985,668       35.8%
  KEP VI, LLC(1)                                    1,855,510        5.5%
  Frank T. Nickell(1)(2)                           13,841,178       41.3%
  Thomas R. Wall, IV(1)(2)                         13,841,178       41.3%
  George E. Matelich(1)(2)                         13,841,178       41.3%
  Michael B. Goldberg(1)(2)                        13,841,178       41.3%
  David I. Wahrhaftig(1)(2)                        13,842,741       41.3%
  Frank K. Bynum(1)(2)                             13,841,178       41.3%
  Philip E. Berney(1)(2)                           13,841,178       41.3%
  Quest Diagnostics Incorporated(3)                13,841,178       41.3%

Directors:
  Robert E. Whalen(4)                                 944,469        2.7%
  Michael B. Goldberg(1)(2)                        13,841,178       41.3%
  Walker Lewis                                         10,000           *
  James R. Maher                                       64,427           *
  David I. Wahrhaftig(1)(2)                        13,842,741       41.3%

Named Executive Officers:
  Robert E. Whalen(4)                                 944,469        2.7%
  Brian D. Urban                                      297,703           *
  R. Jeffrey Lanzolatta(5)                            253,691           *
  David W. Gee                                         92,452           *
  Emmett Kane                                         169,079           *

 All current directors and executive officers      15,674,562       44.5%
  as a group (9 persons)

*Less than one percent

(1) The business address for these people is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.
(2) Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of shares of common stock owned of record by Kelso Investment Associates VI, L.P. and KEP VI, LLC, by virtue of their status as managing members of KEP VI, LLC and Kelso GP VI, LLC, the general partner of Kelso Investment Associates VI, L.P. Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power with respect to the shares of common stock owned by Kelso Investment Associates VI, L.P. and KEP VI, LLC but disclaim beneficial ownership of such shares. Mr. Wahrhaftig directly owns 1,563 shares of common stock.
(3) The business address for this person is One Malcolm Avenue, Teterboro, New Jersey 07608. By virtue of a stockholders agreement, dated April 2, 2002, among Kelso Investment Associates VI, L.P., KEP VI, LLC (together with Kelso Investment Associates VI, the "Kelso shareholders"), the Company, Quest Diagnostics Incorporated and Quest Diagnostics Newco Incorporated, Quest Diagnostics Incorporated may be deemed to be the beneficial owner of 13,841,178 shares of Company common stock held of record by the Kelso shareholders. By virtue of the stockholders agreement, Quest Diagnostics Incorporated may be deemed to share voting power with respect to such shares, but disclaims beneficial ownership thereof.
(4)  Includes 1,000 shares of Common Stock held by two of Mr. Whalen's children.
(5)  Mr. Lanzolatta directly owns 1,000 shares of common stock.


                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reports to the Board and is comprised of three directors, two of whom meet independence requirements under current National Association of Securities Dealers listing standards and the third of whom has been appointed in accordance with Section 4350(d)(2)(B) of NASD's listing standards. The Audit Committee's activities are governed by a written charter, which was adopted by the Board of Directors on July 27, 2001, and is attached hereto as Appendix A.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and our independent auditors, Deloitte & Touche LLP, to review the Company's accounting functions, the audited financial statements for the year ended December 31, 2001 and the audit process. The Audit Committee discussed and reviewed with our independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the auditors any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and our independent auditors, the Audit Committee recommended to the Board that the audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

James R. Maher       Walker Lewis
David I. Wahrhaftig, Chairman


Independent Public Accountants

Effective April 21, 2000, Deloitte & Touche LLP was engaged commencing with the fiscal year December 31, 2000, as our independent auditors, replacing Arthur Andersen, who had previously served as our independent auditors. The decision to dismiss Arthur Andersen and to engage Deloitte &Touche LLP was approved by the Audit Committee. Arthur Andersen audited the Company's financial statements for the fiscal years ended December 31, 1999, and December 31, 1998. Their reports on such financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Prior to April 21, 2000, we had not consulted with Deloitte & Touche LLP on items which involved our accounting principles or the form of audit opinion to be issued on our financial statements.

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed Deloitte & Touche LLP, independent accountants, as auditors of the Company for the year ending December 31, 2002. We are asking shareholders to ratify the Board of Directors' appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2002.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to appropriate shareholder questions. Deloitte & Touche LLP was our independent accountant for the year ended December 31, 2001.

Fees Paid to Auditors Related to Fiscal Year 2001

Audit Fees (1)                                           $143,000
                                                         --------
Financial Information Systems
   Design and Implementation Fees(1)
All Other Fees (1)
   Audit Related Fees(2)                                  383,000
   Other Non-Audit Related Fees(3)
                                                           40,000
                                                           ------
  Total All Other Fees                                    423,000
                                                          =======
Total                                                    $566,000
                                                         ========


(1) The Audit Committee has determined that the provision of services covered by these fees is compatible with maintaining the independence of the Company's accountant.
(2) Audit related fees include fees for Securities and Exchange Commission registration and employee benefit plan audit.
(3) These fees also include assistance with tax compliance matters, which is customarily provided by a company's auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
             THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
        ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

                         EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (herein referred to as the "named executive officers") for the fiscal years ended December 31, 2001, 2000 and 1999.

                                                                                            Long-Term
                                                                                          Compensation
                                             Annual Compensation                             Awards
                                             -------------------                             ------

                                                                                     Securities
Name and Principal                  Annual                      Other Annual         Underlying       All Other
Position                  Year     Salary(1)     Bonus(2)      Compensationl         Options (#)     Compensation
--------                  ----     ---------     --------      -------------          -----------    ------------

Robert E. Whalen          2001      $432,000      $432,000        $3,367(4)                   0       $129,149(5)
  Chairman of the         2000       432,000       216,000           937(4)           1,264,503        109,416(5)
  Board, President
  and CEO(3)              1999        44,400            --               --                  --         92,222(6)

Brian D. Urban            2001       243,000       270,000        21,083(7)              49,658         75,830(8)
  Executive Vice          2000       243,000       135,000        24,100(7)             379,350         63,050(8)
  President, Chief        1999       198,450       340,200        9,600(12)              49,316        189,155(8)
  Financial Officer
 and Treasurer

R. Jeffrey                2001       261,000       270,000         9,600(9)              25,000        99,578(15)
Lanzolatta
  Executive Vice          2000       243,000       135,000        11,459(9)             379,350        80,099(15)
  President and           1999       243,000       189,000       53,007(10)              49,316       434,653(16)
  Division
  President, Unilab
  Southern

David W. Gee              2001       216,000       162,000        9,600(12)              49,658        46,848(17)
  Executive Vice          2000       180,000        81,000        8,000(12)             126,450         31,583(5)
  President,
  Secretary and
  General
  Counsel(11)

Emmett Kane               2001       243,000       243,000       11,794(14)              15,000         33,500(5)
  Executive Vice          2000       121,500       108,000       43,675(14)             252,900         27,906(5)
  President and
  Division
President, Unilab
  Northern(13)

(1) Includes 8% of base salary credited to a deferred compensation account for the benefit of the named executive officer.
(2) Includes 8% of bonus credited to a deferred compensation account for the benefit of the named executive officer.
(3) Mr. Whalen has served as President and CEO since November 23, 1999 and as Chairman since November 15, 2000.
(4) Represents (a) imputed benefit and tax gross-up payment on the use of a company car of $1,061 and $937 in 2001 and 2000, respectively, and (b) tax preparation services plus a tax gross-up payment of $2,306 and $0 in 2001 and 2000, respectively.
(5)  Represents the Company's contributions to the Long-Term SERP Plan.
(6) Represents consulting payments to Mr. Whalen for the period from September 1, 1999 to November 22, 1999.
(7) Represents (a) a car allowance of $9,600, and (b)-imputed interest on an interest free loan plus a tax gross-up payment of $11,483 and $14,500 in 2001 and 2000, respectively.
(8) Represents Unilab contributions to the Long-Term SERP Plan, and Unilab 401(k) Plan contributions of $6,500, $1,775 and $1,600 in 2001, 2000 and
     1999, respectively.
(9) Represents (a) a car allowance of $9,600, and (b) tax preparation services plus a tax gross-up payment of $0 and $1,859 in 2001 and 2000, respectively.
(10) Represents (a) a car allowance of $9,600, (b) imputed interest on an interest free loan of $2,580, and (c) a tax gross-up benefit of $40,827.
(11) Mr. Gee assumed his position on March 1, 2000.
(12) Represents a car allowance.
(13) Mr. Kane assumed his position on July 1, 2000.
(14) Represents (a) a car allowance of $9,600 and $4,800 for 2001 and 2002, respectively, and (b) relocation expenses and a tax gross-up payment of $2,194 and $38,875 for 2001 and 2000, respectively.
(15) Represents the Company's contributions to the Long-Term SERP Plan, and Unilab 401(k) Plan contributions of $6,800, $2,125 and $2,578 in 2001, 2000 and 1999, respectively.
(16) Represents the Company's contributions to the Long-Term SERP Plan and forgiveness of a $50,000 loan.
(17) Represents the Company's contributions to the Long-Term SERP Plan and Unilab 401(k) Plan contribution of $6,800 and $0 in 2001 and 2000, respectively.

Option Grants in Fiscal Year 2001

The following table shows information regarding nonqualified stock options that were granted to the named executive officers during the year ended December 31, 2001, and has been adjusted to reflect a 1 for 0.986312 reverse stock split of the Company's Common Stock, effected on May 16, 2001. The Company has not granted any stock appreciation rights.


                                                                                                  Potential
                                                                                               Realizable Value
                                                                                              At Assumed Annual
                                                                                             Rates of Stock Price
                                                                                               Appreciation for
                                  Individual Grants                                              Option Term (2)
------------------------------------------------------------------------------------------------------------------

                           Number of       % of Total
                          Securities         Options
                          Underlying       Granted to       Exercise
                            Options       Employees in     Price Per     Expiration
Name                      Granted(1)       Fiscal Year     Share ($)        Date            5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------

Brian D. Urban              12,329(2)          2.2%            5.93        2/28/11           45,987        116,509
                            25,000(2)          4.4%           19.30        11/9/11          303,500        769,000
                            12,329(3)          2.2%            5.93        2/28/11               --             --


R. Jeffrey Lanzolatta       25,000(2)          4.4%           19.30        11/9/11          303,500        769,000

David W. Gee                12,329(2)          2.2%            5.93        2/28/11           45,987        116,509
                            25,000(2)          4.4%           19.30        11/9/11          303,500        769,000
                            12,329(3)          2.2%            5.93        2/28/11               --             --

Emmett Kane                 15,000(2)          2.6%           19.30        11/9/11          182,100        461,400

(1) Represents nonqualified options which were granted under our Amended and Restated 2000 Executive Stock Option Plan and our 2001 Stock Option Plan. Class A options vest in three equal annual installments. Vesting of Class A options will be accelerated in connection with the occurrence of an exit event (which involves certain sales or other dispositions of the Company's common stock). Class C options vest based upon achieving certain share price targets. If the share price targets for the Class C options are achieved, resulting in the vesting of each tranche of options, we will record non-cash compensation charges related to the vesting of those options.

(2)      Represents Class A options.

(3)      Represents Class C performance options.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information concerning the exercise of options during 2001 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

                                                            Number of Securities
                              Shares                             Underlying                 Value of Unexercised
                           Acquired on      Value          Unexercised Options at         In-The-Money Options at
                             Exercise    Realized ($)        December 31, 2001            December 31, 2001 (A)(B)
                             --------    ------------        -----------------            ------------------------
                                                        Exercisable    Unexercisable    Exercisable    Unexcercisable
                                                        -----------    -------------    -----------    --------------
Robert E. Whalen                    --             --      899,863         364,639      17,250,374        6,990,130
Brian D. Urban                   30,468       412,689      245,790         152,750       4,711,794        2,593,968
R. Jeffrey Lanzolatta            27,928       378,217      237,771         138,657       4,558,070        2,323,805
David W. Gee                      9,274       125,616       89,855          76,979       1,722,520        1,141,437
Emmett Kane                       8,050       109,037      169,079          90,771       3,241,244        1,539,530

(A) Market value of the underlying securities at exercise date, minus exercise price of the options.

(B) Market value of the underlying securities at December 31, 2001, $25.10 per share, minus exercise price of the unexercised options.

Executive Retirement Plan

Effective as of January 1, 1995, the Company's shareholders approved the adoption of the Executive Retirement Plan, or SERP, an unfunded defined contribution plan, for the benefit of designated key employees. Participants receive an annual contribution to their account as well as earning interest on their account balance at prime plus two percent. The benefit formula to determine amounts earned by participants is primarily based on the employee 's final five-year average compensation and years of service. The weighted average discount rate and rate of increase in future compensation levels used in determining the present value of benefit obligations were 5.49% and 3.8% in 2001, 6.35% and 3.8% in 2000, 5.1% and 3.8% in 1999 and 6.0% and 3.8% in 1998.
As soon as practicable following the death, disability or retirement of a participant after attaining age 65, known as the payment date, the participant will receive a distribution of his account. However, a participant may irrevocably elect to have his account distributed in equal annual installments over a period of no more than five years from the payment date, provided that such election is filed no later than one year prior to the payment date. In addition, a participant shall be entitled to a distribution of his account upon his termination of employment for good reason or without cause (as defined in the SERP), in each case only after a change in control.


                     EXECUTIVE OFFICER EMPLOYMENT CONTRACTS

Each of our named executive officers is currently a party to an employment agreement with us, and each of Messrs. Whalen, Urban, Kane and Gee is also a party to a new employment agreement with us and Quest Diagnostics Incorporated. The current employment agreements and the new employment agreements are described below.

Current Employment Agreements

Mr. Whalen is party to an employment agreement with us dated February 24, 2000 and amended as of November 13, 2001. The current employment agreement will expire on the earlier of December 31, 2005, or upon the commencement of Mr. Whalen's new employment agreement. The current employment agreement provides for an annual salary of $400,000 and an annual bonus if performance targets are achieved. In the event that Mr. Whalen's employment is terminated for a reason other than death, disability, cause or expiration of the term of the agreement, and he signs a general release, he will be entitled to receive:

     o    an amount equal to three times his annual salary;

     o continuation of welfare benefits coverage for the longer of 36 months or the remainder of the term of the employment agreement;

     o the immediate vesting of any service stock options granted to him by Unilab;

     o the waiver of the 90-day post-termination of employment exercise period for any vested stock options held by Mr. Whalen; and

     o the acceleration and payment of all benefits accrued under our deferred compensation and supplemental retirement plans.

If Mr. Whalen resigns following the occurrence of a change of control and signs a general release in favor of Unilab, he will be entitled to the benefits described above, except that in lieu of the stock option vesting and waiver of the post-termination exercise period, he will receive the annual bonus payments that he would have otherwise received had the annual performance targets been achieved and his employment continued for the longer of thirty-six months or the remainder of the term of the agreement. Mr. Whalen's current employment agreement also contains a noncompetition provision that prohibits him from competing with Unilab for three years after he ceases employment with Unilab.

Messrs. Urban, Lanzolatta, Kane and Gee are each currently a party to an employment agreement with us. These current employment agreements provide for an annual salary of $250,000 for Messrs. Urban and Lanzolatta and $225,000 for Messrs. Kane and Gee. In addition, under his current employment agreement, each executive is entitled to an annual bonus if performance targets are achieved. We may terminate these current employment agreements without "cause" (as defined in the current employment agreement) on specified advance notice by providing severance pay equal to one to two times, depending on the executive, of the executive's current annual salary plus certain other benefits. In addition, these current employment agreements provide that if an executive is terminated by us without cause in association with a change of control or the executive terminates his employment for "good reason" (as defined in the current employment agreement) within two years following a change of control, the executive is generally entitled to receive an amount equal to two times the sum of his annual salary and bonus and continuation of welfare benefits coverage for twenty-four months. Mr. Urban's and Mr. Lanzolatta's current employment agreements also contain a noncompetition provision that prohibits them from competing with Unilab for one year following a termination of their employment by Unilab without cause which is not associated with a change of control.

New Employment Agreements

On April 2, 2002, in connection with the signing of the Merger Agreement, Messrs. Whalen, Urban, Kane and Gee entered into new employment agreements which will become operative and supersede their current employment agreements on the date Quest Diagnostics purchases Unilab shares that have been tendered into the Tender Offer (the "Tender Offer Date"). The new employment agreements provide that neither the Tender Offer nor any other transaction contemplated by the Merger Agreement will constitute a change of control under their current employment agreements. If the Merger Agreement with Quest Diagnostics is terminated, the new employment agreements will be void and the current employment agreements will continue in effect.

Mr. Whalen

The term of Mr. Whalen's new employment agreement will commence on the Tender Offer Date and will terminate on February 28, 2005, unless terminated earlier as described below. The new employment agreement provides for Mr. Whalen to serve as Quest Diagnostics' Regional Vice President, California and entitles him to receive:

     o    an annual salary of $400,000;

     o an annual incentive bonus with a target payout equal to 50% of his annual salary if certain performance targets are achieved;

     o a stock option grant at an exercise price equal to the fair market value of Quest Diagnostics common stock on the date of grant under the Quest Diagnostics Employee Equity Participation Plan; and

     o such other benefits and perquisites as are provided to similarly positioned Quest Diagnostics executives.

Mr. Whalen will also be eligible to participate in an integration bonus arrangement that will entitle him to a bonus equal to $2,766,000 if target integration results are achieved, up to a bonus equal to $8,298,000 if exceptional integration results are achieved. The integration bonus is payable following the closing of the financial statements for fiscal year 2004, however Quest Diagnostics may, in its sole discretion, pay a portion of the integration bonus following the closing of Quest Diagnostics' financial statements for fiscal year 2003. Generally, no integration bonus is payable to Mr. Whalen if he is not continuously employed by Quest Diagnostics through the expiration of the agreement, unless his employment terminates due to his death or disability.

Mr. Whalen's new employment agreement provides that 40% of his outstanding, unvested Unilab Class C3 stock options will immediately vest and convert into options to acquire shares of Quest Diagnostics common stock and the remaining 60% will be cancelled. All of Mr. Whalen's unvested Unilab Class A stock options will vest and become immediately exercisable on the Tender Offer Date.

If Mr. Whalen's employment is terminated by Quest Diagnostics without cause, or if Mr. Whalen terminates his employment for "good reason" (as defined in his new employment agreement), provided he signs a general release, he will be entitled to receive:

     o    continued payment of his salary for 36 months;

     o    continued medical benefits coverage for 36 months; and

     o an amount equal to the integration bonus that would be paid to him if he had achieved the target integration results, offset by any amounts that may have been previously paid to him in respect of the integration bonus.

The new employment agreement contains confidentiality obligations that survive indefinitely and nonsolicitation and noncompetition obligations that end on the later of four years from the effective date of the new employment agreement and the second anniversary of the date his employment has ceased.

If any of the payments to be received by Mr. Whalen will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the "Code"), such payments will be reduced by an amount sufficient to avoid the imposition of the excise tax. It is not expected that any of the payments to be received by Mr. Whalen will be subject to the excise tax imposed under Section 4999 of the Code.


Mr. Kane

The term of Mr. Kane's new employment agreement will commence on the Tender Offer Date and will terminate on February 28, 2005, unless terminated earlier as described below. The new employment agreement provides for Mr. Kane to perform such duties and have such responsibilities as are assigned to him by the Regional Vice President, California, who is expected to be Mr. Whalen. The new employment agreement entitles him to receive:

     o    an annual salary of $225,000;

     o an annual incentive bonus with a target payout equal to 40% of his annual salary if certain performance targets are achieved;

     o a stock option grant at an exercise price equal to the fair market value of Quest Diagnostics common stock on the date of grant under the Quest Diagnostics Employee Equity Participation Plan; and

     o such other benefits and perquisites as are provided to similarly positioned Quest Diagnostics executives.

The new employment agreement also provides for an interim integration bonus of $415,000 to be paid to Mr. Kane if he is employed by Quest Diagnostics through the first anniversary of the Tender Offer Date, and an additional integration bonus of up to $415,000 payable based upon the operating results of the areas Mr. Kane is responsible for during the integration period commencing with the Tender Offer Date and ending with Quest Diagnostics' 2004 fiscal year. No integration bonus will be paid if the operating results do not exceed target results and a maximum of $415,000 will be payable if stretch results are achieved. Results that fall between target and stretch results will entitle Mr. Kane to a pro rated integration bonus payment. Generally, no integration bonus is payable to Mr. Kane if he is not continuously employed by Quest Diagnostics through the expiration of the new employment agreement unless his employment terminates due to his death or disability.

Mr. Kane's new employment agreement provides that 40% of his outstanding, unvested Unilab Class C3 stock options will immediately vest and convert into options to acquire shares of Quest Diagnostics common stock and the remaining 60% will be cancelled. All of Mr. Kane's unvested Unilab Class A stock options will vest and become immediately exercisable on the Tender Offer Date.

If Mr. Kane's employment is terminated by Quest Diagnostics without cause or, if Mr. Kane terminates his employment for good reason, provided he signs a general release, he will be entitled to receive:

     o    continued payment of his salary for 24 months;

     o    continued medical benefits coverage for 24 months; and

     o an amount equal to the interim integration bonus if Mr. Kane did not receive the interim integration bonus.


If any of the payments to be received by Mr. Kane will be subject to the excise tax imposed under Section 4999 of the Code, such payments will be reduced by an amount sufficient to avoid the imposition of the excise tax. It is not expected that any of the payments to be received by Mr. Kane will be subject to the excise tax imposed under Section 4999 of the Code. Mr. Kane's new employment agreement also contains noncompetition and nonsolicitation provisions that apply for two years from the date his employment terminates.

Messrs. Urban and Gee

The term of each of their new employment agreements will commence on the Tender Offer Date and will terminate on the first anniversary date of the Tender Offer Date, unless earlier terminated as described below. Mr. Urban will perform such duties and have such responsibilities as are assigned to him by the Regional Vice President, California, and/or the Chief Financial Officer of Quest Diagnostics, and Mr. Gee will perform such duties and have such responsibilities as are assigned to him by the Regional Vice President, California, and/or the General Counsel of Quest Diagnostics. The new employment agreements entitle each of them to receive:

     o    an annual salary of $225,000;

     o an annual incentive bonus with a target payout equal to a percentage of their annual salaries if certain performance targets are achieved (40% for Mr. Urban and 30% for Mr. Gee); and

     o such other benefits and perquisites as are provided to similarly positioned Quest Diagnostics executives.

Mr. Gee will also receive a stock option grant at an exercise price equal to the fair market value of Quest Diagnostics common stock on the date of grant under the Quest Diagnostics Employee Equity Participation Plan. The stock option will vest in full on the second anniversary of the date of grant.

Messrs. Urban's and Gee's new employment agreements provide that all of their unvested Unilab Class C3 and Class A stock options will become immediately vested and exercisable on the Tender Offer Date.

If Messrs. Urban or Gee are terminated by Quest Diagnostics without cause, or if they terminate their employment for good reason, provided they sign a general release, they will be entitled to receive:

     o    continued payment of salary for 24 months;

     o    continued medical benefits coverage for 24 months; and

     o    an amount equal to $375,000 for Mr. Urban and $250,000 for Mr. Gee.

In the event that Messrs. Urban or Gee resign their employment for any reason during the ten day period following the expiration of their new employment agreements, they will be entitled to receive payment of their salary for 24 months and an amount equal to $375,000 for Mr. Urban and $250,000 for Mr. Gee, subject to their execution of a general release.

If any of the payments to be received under these new employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, such payments will be reduced by an amount sufficient to avoid the imposition of the excise tax. It is not expected that any of the payments to be received by either Mr. Urban or Mr. Gee will be subject to the excise tax imposed under Section 4999 of the Code. These new employment agreements also contain noncompetition and nonsolicitation provisions that apply for two years from the date their employment terminates.


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

On December 1, 1999, we entered into a consulting agreement with David C. Weavil, our former chief executive officer. The agreement has a term of five years and expires on November 23, 2004. Under the terms of the agreement, Mr. Weavil receives $220,000 per year and options to purchase common stock on terms that are substantially similar to those granted to management and other employees following the recapitalization of the Company in 1999. We also entered into a non-competition agreement with Mr. Weavil. On May 1,1998, we issued a promissory note for $150,000, which is interest free until May 2003, and thereafter will have an interest rate of 12% interest per annum to Brian D. Urban, the Company's chief financial officer. The entire amount of the loan is still outstanding.

We completed a merger with an entity owned by Kelso & Company, L.P. in November 1999, for approximately $484 million as part of a recapitalization transaction. As a result of this merger, 83.7% of our common stock was owned by Kelso affiliates. Under the terms of the recapitalization, we paid to Kelso a one-time fee of $6 million upon the completion of the recapitalization plus out of pocket expenses of approximately $130,000. In addition, under the terms of our financial services agreement with Kelso we were required to do the following:

     o    pay to Kelso annual financial advisory fees of $600,000;

     o reimburse Kelso for its expenses incurred in providing us with financial advisory services; and

     o indemnify Kelso and certain related parties with respect to the transactions contemplated by the recapitalization, including the financing of the recapitalization and any services to be provided by Kelso or any related party to the Company going forward.

Kelso earned financial advisory fees of $300,000, $600,000 and $65,000 for the years ended December 31, 2001, 2000 and 1999, respectively. In connection with our initial public offering in June 2001, our agreement with Kelso was terminated in consideration of a one-time payment of $2.5 million. Arrangements for indemnification and reimbursement for expenses, however, survived.

Upon completion of our recapitalization, the Company entered into a shareholders' agreement with Kelso and certain additional investors and members of management. The agreement was amended effective June 30, 2000. The shareholders' agreement contained various rights and restrictions, including tag-along and drag-along rights, rights of first refusal and restrictions on transfer, in connection with such parties' ownership of our equity securities. Under the shareholders' agreement, management and the Company had put and call rights, respectively, with respect to shares of stock and options held by members of management in the event of termination of employment, including in the event of death, disability or resignation. Depending on the circumstances of termination, these put and call rights were exercisable at fair market value, based on an annual appraisal of the Company's stock, or at cost plus 6% annual interest. The Company's shareholders 'agreement terminated upon the closing of our initial public offering except for the following provisions:

     o    Kelso retains demand registration rights on four separate occasions;

     o    all   shareholders   party  to  the   agreement   maintain   piggyback
          registration rights; and

     o all shareholders party to the agreement agree to comply with any holdback restrictions requested by an underwriter or a representative of Kelso.

As described under "Recent Developments --- Merger with Quest Diagnostics," on April 2, 2002, the Company entered into a Merger Agreement providing for the acquisition of all of the Company's capital stock by Quest Diagnostics in a two-step transaction.

In connection with the proposed transaction, the Kelso shareholders, which beneficially own 41.3% of the outstanding shares of the Company's common stock, entered into a stockholders agreement with the Company and Quest Diagnostics. Pursuant to the stockholders agreement, the Kelso shareholders agreed, among other things, to

     o promptly tender, and not withdraw, their respective shares of Company common stock in the Tender Offer;

     o vote their shares of common stock at any meeting of the Company's shareholders or in any action by written consent of the Company's shareholders in favor of adoption of the Merger Agreement and against any action that could reasonably be expected to adversely affect the Tender Offer or merger;

     o in the event of a failure by the Kelso shareholders to comply with their obligations under the agreement described above, grant an irrevocable proxy to Quest Diagnostics to vote all of the Kelso shareholders' shares in favor of adoption of the Merger Agreement and against any action that could reasonably be expected to adversely affect the Tender Offer or merger; and

     o not to sell, transfer or tender any of their shares of common stock until the earlier of the effective time of the merger or the close of business on the 45th day following the termination of the Merger Agreement.

Under certain circumstances, if the Merger Agreement is terminated, the Kelso shareholders have agreed to sell their shares to Quest Diagnostics. A more complete description of the Merger Agreement and the stockholders agreement will be contained in the definitive Tender Offer materials to be filed by Quest Diagnostics in connection with the Tender Offer.

The Company engaged Park Avenue Equity Management, LLC ("Park Avenue") to provide it with financial advisory services in connection with its negotiations with Quest Diagnostics. Pursuant to an engagement letter entered into between the Company and Park Avenue, the Company will pay Park Avenue a fee of $3.0 million for its services upon consummation of the Merger. The Company has also agreed to reimburse Park Avenue for certain expenses incurred in connection with rendering its services, including fees and disbursements to its legal counsel. The company has also agreed to indemnify Park Avenue and its directors, officers, agents, employees and controlling persons for certain costs, expenses and liabilities, including certain liabilities under the federal securities laws, incurred in connection with its engagement. James R. Maher, a member of the Company's Board of Directors, is a partner and controlling person of Park Avenue.

Kelso has indicated that it currently intends to consider appropriately compensating Mr. Whalen and Mr. Kane if Kelso concludes that their integration bonus payments, and interim integration bonus in Mr. Kane's case, ultimately result in their being unfairly disadvantaged relative to other senior managers. Kelso has emphasized, however, that its current intention does not represent a binding obligation on its part to compensate Messrs. Whalen and Kane. Any determination as to whether, and to what extent, to compensate those individuals will be made by Kelso at a future time and in its sole discretion, based on the facts and circumstances at such time.

                             STOCK PERFORMANCE GRAPH


The graph below compares the cumulative total shareholder returns on the shares of common stock of Unilab for the period commencing on June 6, 2001, the date on which Unilab became a publicly held corporation, and ending on December 31, 2001, with (a) the cumulative total return of the Standard & Poor's 500 Stock Index and (b) the Medical Laboratory Index, which consists of comparable medical laboratory companies with the same Standard Industrial Classification Code. The graph assumes that $100.00 was invested on June 6, 2001, on a dividend reinvested basis. No cash dividends have been declared on our common stock. The comparisons reflected in the graph and table below are not intended to forecast the future performance of our stock and may not be indicative of future performance.

                  Compares Cumulative Total Return Amounts for
              Unilab, S & P 500 Index and Medical Laboratory Index

                                    [GRAPH]




Measurement Point     Unilab        S & P 500 Index     Medical Laboratory Index
--------------------------------------------------------------------------------
June 6, 2001          $100.00         $100.00                   $100.00
December 31, 2001     $156.88          $90.40                   $107.32


Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors presently serve, or in the past served, on the compensation committee of any other company with which we do business, nor do we expect any member of our compensation committee to serve on the compensation committee of a company with which we may do business in the future.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed of Messrs. Maher and Lewis, each of whom are non-employee, outside directors. The Compensation Committee is responsible for evaluating the Company's compensation policies, determining its executive compensation policies and guidelines, and administering its stock option and compensation plans.

Compensation Philosophy and Policies

Under the supervision of the Compensation Committee, the Company's compensation policy is designed to attract and retain qualified key executives and employees critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements:

     o    Base salary which reflects individual performance and expertise;

     o Variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and the individual; and

     o    Long-term  stock-based  awards  which are designed to  strengthen  the
          mutuality  of  interests  between  the  executive   officers  and  the
          Company's stockholders.

The summary below describes in more detail the factors, which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. The Company's performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as the Company's critical success factors.

Stock Option Plans

The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under these plans take the form of stock options designed to give the recipient an equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

Chief Executive Officer Compensation

In setting the compensation payable during fiscal year 2001 to the Company's Chief Executive Officer, Robert E. Whalen, the Compensation Committee used the same factors as described above. The Compensation Committee's objective in setting Mr. Whalen's 2001 compensation was to be competitive with other companies in the Company's industry and to allow for potential compensation based on long-term performance criteria as defined above.

Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and any of the executive officers included in the compensation tables preceding this report, subject to certain exceptions. Pursuant to transitional rules set forth in the regulations under Section 162(m), the $1 million deduction limit is not expected to apply to the compensation to be paid to our Chief Executive Officer and any of our other executive officers in 2001. Accordingly, all compensation paid by us in 2001 should be deductible.

Submitted by the Compensation Committee of the Board of Directors:
James R. Maher             Walker Lewis


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from the Company's directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2001, the Company's officers, directors and ten percent shareholders complied with all applicable
Section 16(a) filing requirements.


                              SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be included in the proxy statement for our 2003 Annual Meeting must be received by us at our principal executive office no later than January 15, 2003. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934. A shareholder who intends to present a proposal at the 2003 Annual Meeting, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us notice of such intention by at least March 31, 2003, or Company management will have discretionary voting authority at the 2003 Annual Meeting with respect to any such proposal without discussion of the matter in the proxy statement.


                          TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.


                            EXPENSES AND SOLICITATION

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from certain shareholders may be personally made by the Company's directors, officers, and regular employees, by telephone, facsimile or other electronic means, or otherwise. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, we may request banks, brokers, and their custodians, nominees, and fiduciaries to solicit customers of theirs who have shares of the Company's stock registered in the name of a nominee. We will reimburse any such persons for their reasonable out-of-pocket costs incurred in connection therewithin.

A copy of the Company's Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2001 is being mailed to shareholders together with this Proxy Statement. We will provide copies of any Exhibits to the form 10-K upon payment of a specified charge, upon the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting of Shareholders, Written requests should be mailed to the Chief Financial Officer, Unilab Corporation, 18448 Oxnard Street, Tarzana, CA 91356.

                                   By Order of the Board of Directors:


                                   ROBERT E. WHALEN
                                   Chairman of the Board,
Dated:  May 15, 2002               President and Chief Executive Officer

================================================================================
                                   Appendix A


                               UNILAB CORPORATION
                             AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors of Unilab Corporation (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overseeing (a) the financial reports and other financial information the Company provides to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls and (c) the annual independent audit of the Company's financial statements.

         In fulfilling its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

         The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         The Committee shall review the adequacy of this Charter on an annual basis.

Membership on the Audit Committee

         The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

         Accordingly, at least two Committee members will be directors:

          1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

          2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

         In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

         The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     1. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     2. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of Form 10-Q.

     3.   The Committee shall:

     o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board, Standard Number 1;
     o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence;
     o discuss with management and the outside auditors the quality and adequacy of the Company's internal controls; and
     o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     4. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

================================================================================
PROXY

                               UNILAB CORPORATION
                                   PROXY CARD
                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 11, 2002

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNILAB CORPORATION

The undersigned shareholder of record of Unilab Corporation, a Delaware corporation (the "Company"), hereby appoints Robert E. Whalen and Brian D. Urban, or either of them acting in absence of the other, with full power of substitution, as proxy to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 1:00 p.m. PDT on June 11, 2002, at the Marriott Warner Center, 91367 Oxnard Street, Woodland Hills, California, and any adjournments or postponements thereof upon the matters listed herein and in their discretion upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.

                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                         CUT ALONG LINE AND DETACH HERE

                               UNILAB CORPORATION

Proxy for Annual Meeting of Shareholders to be Held June 11, 2002

y    Please mark your votes as shown

1.       PROPOSAL NO. 1 - Election of five (5) directors

                Nominee             FOR              WITHHOLD AUTHORITY
                -------             ---              ------------------
Mr. Robert E. Whalen                [  ]                     [  ]
Mr. Michael B. Goldberg             [  ]                     [  ]
Mr. Walker Lewis                    [  ]                     [  ]
Mr. James R. Maher                  [  ]                     [  ]
Mr. David I. Wahrhaftig             [  ]                     [  ]

THE BOARD OF DIRECTORS  UNANIMOUSLY  RECOMMENDS  A VOTE FOR THE  NOMINEES  NAMED
ABOVE.

2. PROPOSAL NO. 2 - Appointment of Deloitte & Touche LLP as independent accountants for the Company.

          [  ]     FOR          [  ]      AGAINST      [  ]      ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE INDEPENDENT ACCOUNTANTS NAMED ABOVE.

3. Upon such other matters as may properly come before, or incident to the conduct of, the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interest of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

Signature(s)                                               Date:



I DO [  ] DO NOT [  ] PLAN TO ATTEND THE MEETING.

Please sign above exactly as your name appears on the Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustee(s), guardian(s), executor(s) and administrator(s) should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope. Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.